UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2013

Prime Estates & Developments, Inc.
(Name of registrant in our charter)

Nevada	333-162597	27 0611758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS I.D.

200 South Wacker Drive, Suite 3100, Chicago, Illinois,	60606
(Address of principal executive offices)	(Zip Code)

Telephone:  312.674.4529
(address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1)	Resignation of Director/CFO

By letter dated January 5, 2013, Mr. Vasileios Mavrogiannis resigned as CFO and Director of the company, effective January 5, 2013. His letter did not indicate any disagreement with management whereas his resignation was due to personal reasons.

2)	Appointment of new Director/CFO

Effective January 5, 2013, Mr. Konstantinos Vassilopoulos was elected as a CFO and Director.

From May 2012 to date, he has served as a Financial Analyst/Senior Administrator in Physicians Cooperative, a multi-specialty Medical Group (Oak Forest, Illinois, USA). From December 2009 to date, he has worked as a Marketing Consultant in BMP Consulting focusing on Business, Marketing and Printing Consulting.

He holds the following degrees:

•	M.B.A. (Finance and Accounting Concentration) American Intercontinental University, U.S.A. 2006
•	B.A. (Finance and Accounting Concentration) American Intercontinental University, U.S.A. 2005

As a member of the board, Mr. Vassilopoulos contributes his financial, marketing, and operation management expertise. His duties, while he was an employ in the financial, marketing, and operation management sector in the USA, manly included:

•	Operations management of companies with 30 – 100 employees
•	Financial analysis, budgeting, and forecasting.
•	Marketing campaign development.

His business academic background will enrich our management team’s structure.

We entered into an agreement concerning Mr. Vassilopoulos election as director and CFO the material terms of which are as follows:

Director Compensation:

Expense Reimbursement. The Company shall reimburse Director for all reasonable travel and other out-of-pocket expenses incurred in connection with the Director Services rendered by Director.

Fees to Director. The Company agrees to pay Director the following fees for the Director Services: an annual retainer of 240,000 options, valid for four years, at $.10. In the event Director ceases to serve on the Board for any reason, Director shall be entitled to the pro rata portion of the annual fee for the number of months he has served on the Board in a given year.

Term. This Agreement is effective on the Effective Date (January 5th 2013), and will continue for one year and expire on January 4th 2014.

CFO Compensation and time devoted to our business as CFO:

Mr. Vassilopoulos receives no additional compensation for acting as CFO.  He currently intends to devote 70% of his time to our business.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Reference is made to the entire Agreement which we have filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1       Vassilopoulos Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prime Estates & Developments, Inc.

Date: January 9, 2013	By:	/s/ Panagiotis Drakopoulos
Panagiotis Drakopoulos
Principal Executive Officer